Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement, Form S-4, of Susquehanna Bancshares, Inc. of our reports dated March 5, 2007, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Community Banks, Inc.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

July 2, 2007